EXHIBIT 11
                        HFS Incorporated and Subsidiaries

                        COMPUTATION OF PER SHARE EARNINGS

                                   (Unaudited)
                      (In thousands, except per share data)


                                                     For the Three Months Ended June 30,
                                            ----------------------------------------------
                                                            1996                  1995
                                                    ------------------   -----------------
                                                                 Fully               Fully
                                                     Primary   Diluted   Primary   Diluted
                                                     -------------------------------------

Net income                                          $ 38,744  $ 38,744  $ 20,183  $ 20,183
Convertible debt interest
   & amortization of deferred
   loan costs, net of tax                              1,122     1,122     1,092     1,092
                                                     -------   -------   -------   -------
Net income as adjusted                              $ 39,866  $ 39,866  $ 21,275  $ 21,275
                                                    ========  ========  ========  ========

Weighted average common shares outstanding           109,948   109,948    94,284    94,284
Incremental shares for outstanding
  stock options and warrants                          11,381    11,954     8,640     9,320
Contingent shares                                       --        --       1,072     1,072
Convertible debt                                       8,257     8,257     8,266     8,266
                                                       -----     -----     -----     -----

Weighted average common and common
  equivalent shares outstanding                      129,586   130,159   112,262   112,942
                                                     =======   =======   =======   =======

Net income per share                                $   0.31  $   0.31  $   0.19  $   0.19
                                                    ========  ========  ========  ========

                                                      For the Six Months Ended June 30,
                                                     -------------------------------------
                                                           1996                   1995
                                                     -----------------   -----------------
                                                                 Fully               Fully
                                                    Primary    Diluted   Primary   Diluted
                                                    --------------------------------------

Net income                                          $ 61,562  $ 61,562  $ 32,245  $ 32,245
Convertible debt interest
  and amortization of deferred
  loan costs, net of tax                               2,244     2,244     2,184     2,184
                                                       -----     -----     -----     -----

Net income as adjusted                              $ 63,806  $ 63,806  $ 34,429  $ 34,429
                                                    ========  ========  ========  ========

Weighted average
  common shares outstanding                          106,331   106,331    93,618    93,618
Incremental shares for outstanding
  stock options and warrants                          10,641    11,687     8,284     9,320
Contingent shares                                       --        --       1,072     1,072
Convertible debt                                       8,257     8,257     8,266     8,266
                                                       -----     -----     -----     -----

Weighted average common and
  common equivalent shares outstanding               125,229   126,275   111,240   112,276
                                                     =======   =======   =======   =======

Net income per share                                $   0.51  $   0.51  $   0.31  $   0.31
                                                    ========  ========  ========  ========